As filed with the Securities and Exchange Commission on September 28, 1998.
                                                   Registration No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                         WHEREHOUSE ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

           Delaware                                          95-4608339
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                              19701 Hamilton Avenue
                           Torrance, California 90502
                    (Address of principal executive offices)


                            1998 Stock Incentive Plan
                            (Full title of the plan)

                               ROBERT S. KELLEHER
                             Chief Financial Officer
                         Wherehouse Entertainment, Inc.
                              19701 Hamilton Avenue
                           Torrance, California 90502
                     (Name and address of agent for service)

                               -------------------

   Telephone number, including area code, of agent for service: (310) 538-2314

                               -------------------

                                    Copy to:
                                 C. James Levin
                              O'MELVENY & MYERS LLP
                              400 South Hope Street
                       Los Angeles, California 90071-2899



                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                       Proposed             Proposed
                                                       maximum              maximum
              Title of            Amount               offering             aggregate            Amount of
              securities          to be                price                offering             registration
              to be registered    registered           per unit             price                fee
--------------------------------------------------------------------------------------------------------------
              Common Stock,       600,000(1)           $ 8.94(2)            $5,364,000(2)        $1,850(2)
              par value $.01      shares
              per share
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the book value of the Common Stock computed as of July 31, 1998.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


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

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents of Wherehouse Entertainment, Inc. (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the Company's fiscal year ended January 31, 1998.

         (b) Company Quarterly Reports on Form 10-Q for the quarters ended April 30, 1998 and July 31, 1998, the Company's Current Report on Form 8-K dated September 22, 1998, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above; and

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8A dated July 27, 1997, and any amendment or report filed for the purpose of updating such description.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES

                  The Company's Common Stock, par value $.01 per share, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors of the Company against expenses (including attorneys' fees) and other amounts paid in settlement


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

actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the Company, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the shareholders, unless the director has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization. The Company's Bylaws require the Company to pay the expenses incurred by a director in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of such director to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

                  The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

                  The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any director of the Company against liability asserted against him or her in any such capacity, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws. However, the Company maintains liability insurance providing coverage only with respect to claims made against directors as to which they are entitled to be indemnified by the Company.

                  Pursuant to a Management Services Agreement, the Company has agreed to indemnify and hold harmless Mr. Antonio C. Alvarez, II and the support employees named therein from and against any and all actions, claims, damages, and liabilities, including the costs of investigating, preparing or defending any such action or claim, as and when incurred, arising out of such party's acceptance of or the performance or non-performance of its material obligations under the Management Services Agreement; provided, however, that such indemnity does not apply to any such action, claim, damage, liability or cost to the extent it is found to have resulted from gross negligence or willful misconduct of that party or to constitute a breach of the Management Services Agreement.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.


ITEM 8.          EXHIBITS

                  See the attached Exhibit Index.


ITEM 9.          UNDERTAKINGS


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

         (a)      The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                            (i) To include any prospectus
                          required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                           (ii) To reflect in the prospectus any
                          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                           (iii) To include any material
                          information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in


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

the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on September 28, 1998.


                                        By: /s/ ANTONIO C. ALVAREZ, II
                                            ------------------------------------
                                            Antonio C. Alvarez, II

                                        Its: Chief Executive Officer
                                            ------------------------------------



                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Antonio C. Alvarez, II, Robert S. Kelleher and Mehdi Mahdavi his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                 TITLE                                     DATE
         ---------                                 -----                                     ----

/s/ ANTONIO C. ALVAREZ, II            (Principal Executive Officer                    September 25, 1998
------------------------------                                                        ------------------
Antonio C. Alvarez, II                 and Director)



/S/ ROBERT S. KELLEHER                (Principal Financial Officer)                   September 25, 1998
------------------------------                                                        ------------------
Robert S. Kelleher


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



/s/ MEHDI MAHDAVI                     (Principal Accounting Officer                      September 25, 1998
------------------------------                                                           ------------------
Mehdi Mahdavi                         or Controller)



/s/ ROBERT C. DAVENPORT               Director                                           September 25, 1998
------------------------------                                                           ------------------
Robert C. Davenport


/s/ JONATHAN GALLEN                   Director                                           September 25, 1998
------------------------------                                                           ------------------
Jonathan Gallen


/s/ JOSEPH J. RADECKI, JR.            Director                                           September 25, 1998
------------------------------                                                           ------------------
Joseph J. Radecki, Jr.


/s/ JOSEPH B. SMITH                   Director                                           September 25, 1998
------------------------------                                                           ------------------
Joseph B. Smith



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



EXHIBIT INDEX


Exhibit
Number                       Description
------                       -----------

4.1         Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.
            Incorporated by reference to the Company's Definitive Proxy
            Statement on Schedule 14A, which was filed with the Commission on September 25, 1998.

4.2         Form of Nonqualified Stock Option Award Agreement.

4.3         Form of Incentive Stock Option Award Agreement.

5.          Opinion of O'Melveny & Myers (re legality of Common Stock to be issued).

24.1        Consent of Ernst & Young LLP.

24.2        Consent of O'Melveny & Myers (included in Exhibit 5).

25.         Power of Attorney (included in this Registration Statement under
            "Signatures").


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